Exhibit 99.1

Execution copy

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of December 22, 2009, is by and among MISSION COMMUNITY BANCORP, a California corporation (the “Company”), and CARPENTER FUND MANAGER GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (each, including its successors and assigns, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell to each Investor, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Schedule 1 to this Agreement and a warrant in the form of Exhibit A to this Agreement, representing the right to the number of shares of Common Stock set forth in Schedule 1, for the price and upon the terms and conditions set forth in this Agreement;

WHEREAS, each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell to each Investor, that number of additional shares of the Common Stock set forth in Schedule 1 and an additional warrant in the form of Exhibit A to this Agreement, representing the right to the number of shares of Common Stock set forth in Schedule 1, for the price and upon the terms and conditions set forth in this Agreement, the proceeds of which will be used by the Company to repurchase the outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D;

WHEREAS, the Company and the Manager are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act; and

WHEREAS, the Company may enter into Other Securities Purchase Agreements.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.  Definitions.  The following terms used herein will have the meanings set forth below or in the section cross-referenced below, as applicable:

“Additional Securities”  has the meaning set forth in Section 10(a).

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble and as this Agreement may be amended, modified or supplemented.

“Antidilution Qualifying Ownership Interest” has the meaning set forth in Section 9(h).

“Bank” means Mission Community Bank, a wholly-owned subsidiary of the Company.

“Beneficial Ownership” and “Beneficially Owned” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

“Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are required or permitted by law or other governmental action to be closed in the State of California.

“California Taxes” means the California franchise tax (California Revenue and Taxation Code section 23101 et. seq.) and the California corporation income tax (California Revenue and Taxation Code section 23501 et. seq.)

“Closing” means the First Closing or the Second Closing, as applicable.

“Closing Date” means the First Closing Date or the Second Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended, in effect on the date hereof.

“Commission” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Derivatives”  has the meaning set forth in Section 9(h).

“Company” has the meaning set forth in the preamble.

“Company Financial Statements” has the meaning set forth in Section 3(f).

“Company SEC Documents” has the meaning set forth in Section 3(e).

“Company Significant Agreement” means any contract or agreement that is a “material contract” within the meaning of Item 601 of Regulation S-K to be performed in whole or in part after the date of this Agreement.

“DFI” means the Department of Financial Institutions of the State of California.

“Disclosure Schedule” means the Disclosure Schedule dated as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Eligible Holders” has the meaning set forth in Section 10(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“First Closing” has the meaning set forth in Section 2(b).

“First Closing Date” has the meaning set forth in Section 2(b).

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” has the meaning set forth in Section 3(f).

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, including the FRB, the FDIC, and the DFI.

“Indemnified Person” has the meaning set forth in Section 10(e)(iii).

“Indemnifying Parties” has the meaning set forth in Section 10(e)(iii).

“Inspectors” has the meaning set forth in Section 10(b)(ii).

“Investor” and “Investors” have the meanings set forth in the preamble.

“Investors’ Beneficial Ownership” means the aggregate percent of the outstanding shares of Common Stock beneficially owned by the Manager and the Investors determined in accordance with Rule 13d-3 under the Exchange Act.

“Lien” means any mortgage, hypothecation, pledge, security interest, agreement or arrangement, encumbrance, community property interest, equitable interest, claim, Tax, lien or charge, restriction or limitation of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership), any sale of receivables with recourse or any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any agreement to grant, create, effect, enter into or file any of the foregoing.

“Manager Nominees” has the meaning set forth in Section 9(n).

“Material Adverse Effect” or “Material Adverse Change” means any circumstance, event, change, development or effect that, individually or in the aggregate, (i) is material and adverse to the business, assets, results of operations or financial condition of the Company, the Bank, or the Company and its subsidiaries taken as a whole, (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or any Warrant, or to consummate the Closing, or (iii) would materially impair the ability of any Investor to obtain any Regulatory Approvals required or contemplated under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Manager, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price of the Common Stock (but not the underlying causes of such changes), and (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending on or after the date hereof (but not the underlying causes of such failure).  By way of example, but not limitation, a material change in the value or quality of the Bank’s assets, the loss or change of an executive officer or requirements placed on the business of the Bank as a result of an actual or anticipated memorandum of understanding, formal agreement, cease and desist order or directive issued by a Governmental Authority could be considered to have a Material Adverse Effect on the Company or the Bank.

“Other Securities Purchase Agreements” means other agreements for the sale of Common Stock (which may or may not include warrants) signed within 90 days of this Agreement.

“OTCBB” means the OTC Bulletin Board.

“Permitted Assigns” has the meaning set forth in Section 10(a)(i).

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.

“Purchased Shares” means the shares of Common Stock to be purchased by the Investors under this Agreement.

“Records” has the meaning set forth in Section 10(b)(ii).

“Registration Expense”  has the meaning set forth in Section 10(f).

“Registration Statement”  has the meaning set forth in Section 10(a)(ii).

“Regulatory Approvals” means all approvals and authorizations of, filings and registrations with or notifications to, Governmental Entities, to the extent applicable and required to permit the Company to sell to the Investors, and to permit the Investors to acquire, the Securities without being in violation of applicable law, such as, without limitation, filings with the FRB or the DFI.

“Registrable Securities” means all shares of the Purchased Shares and all Warrant Shares (whether or not issued).  As to any securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof is declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have been acquired by the Company, (iii) they have been sold to the public pursuant to Rule 144 or other exemption from registration under the Securities Act, or (iv) they are able to be sold in their entirety by the Investor or transferee holding such securities pursuant to Rule 144 under the Securities Act without volume or other limitations.

“Regulation S-K” means Regulation S-K of the Commission.

“Regulation S-X” means Regulation S-X of the Commission.

“Regulatory Agreement” has the meaning set forth in Section 3(p).

“Requested Investor Shares” has the meaning set forth in Section 10(a)(i).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(t).

“Securities” means the Purchased Shares, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the recitals.

“Selling Expenses”  has the meaning set forth in Section 10(f).

“Second Closing” has the meaning set forth in Section 2(d).

“Second Closing Date” has the meaning set forth in Section 2(d).

“Subscription Amount” has the meaning set forth in Section 2(a).

“TARP Restrictions” means those restrictions existing as a result of the Company’s sale of securities to the U.S. Department of the Treasury under the TARP Capital Purchase Program, including but not limited to any restrictions arising under the certain Letter Agreement dated January 9, 2009 between the Company and the U.S. Department of the Treasury, the Certificate of Determination defining the terms of the Company’s Fixed Rate

Cumulative Perpetual Preferred Stock, Series D, and any applicable laws, including but not limited to any regulations or orders promulgated by the U.S. Department of Treasury or any other Governmental Entity.

“TARP Redemption Conditions” means the approval of the Company’s repurchase of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series D, by each of the Company’s Board of Directors, the Manager, the U.S. Department of Treasury, the FRB and any other Governmental Entity whose approval would be required under applicable law, and the scheduling, by the Company and Treasury, of the closing for such repurchase for date that is within five (5) Business Days.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

“Warrant” means a warrant in the form of Exhibit A to this Agreement, which is exercisable to purchase the number of shares of Common Stock opposite the applicable Investor’s name on Schedule 1.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.  Purchase; Closings.

(a)  Initial Purchase and Sale.  At the First Closing, and on the terms and subject to the conditions set forth herein, the Manager hereby agrees to cause the Investors to purchase from the Company, and the Company hereby agrees to sell to each of the Investors, for the aggregate purchase price set forth opposite the Investor’s name on Schedule 1, (the “Subscription Amount”) (i) that number of shares of Common Stock set forth opposite the Investor’s name on Schedule 1 and (ii) a Warrant exercisable for the number of Warrant Shares set forth opposite the Investor’s name on Schedule 1.

(b)  First Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7 (other than the condition set forth in Section 7(b)(x)), the first closing of the purchase of the Securities (the “First Closing”) will occur at the San Francisco, California office of Bingham McCutchen LLP within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Section 7 (other than the condition set forth in Section 7(b)(x)), or such other date that the parties may agree. The day that the First Closing occurs is the “First Closing Date.”

(c)  Additional Purchase and Sale.  At the Second Closing, and on the terms and subject to the conditions set forth herein, the Manager hereby agrees to cause the Investors to purchase from the Company, and the Company hereby agrees to sell to each of the Investors, for the Subscription Amount set forth opposite the Investor’s name on Schedule 1, (i) that number of shares of Common Stock set forth opposite the Investor’s name on Schedule 1 and (ii) a Warrant exercisable for the number of Warrant Shares set forth opposite the Investor’s name on Schedule 1.

(d)  Second Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7, (including but not limited to the condition set forth in Section 7(b)(x)), the second closing of the purchase of the Securities (the “Second Closing”), if any, will occur at the San Francisco, California office of Bingham McCutchen LLP within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Section 7, or such other date that the parties may agree. The day that the Second Closing occurs is the “Second Closing Date.”

Section 3.  Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)  Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of the Company’s material subsidiaries is duly organized, validly existing and in good standing under the laws of the registered jurisdiction of its organization or incorporation, as applicable, and each of the Company and the Company’s material subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is a banking holding company under the Bank Holding Company Act of 1956, as amended. The Bank is a California corporation authorized by the DFI to conduct the business of a commercial bank.  The Bank is a member bank of the Federal Reserve System.  The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Company owns beneficially and of record all of the outstanding equity interests of the Bank and its other material subsidiaries free of any lien or encumbrance, and there are no outstanding options, warrants, convertible securities or other instruments or agreements pursuant to which a person or entity other than the Company has the right or obligation to acquire equity interests of the Bank or any of its other material subsidiaries.

(b)  Authorization.  This Agreement has been, and when delivered at the Closing the Warrants will be, duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Purchased Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and when so issued in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

(c)  Capitalization.  The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  As of the date of this Agreement, there are (i) 1,345,602 shares of Common Stock are issued and outstanding, (ii) 87,564 shares of Common Stock are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans, (iii) 100,000 shares of preferred stock are designated as Series A Non-Voting Convertible Redeemable Preferred Stock, all of which are issued and outstanding; (iv) 20,500 shares of preferred stock are designated as Series B Non-Voting Preferred Stock, all of which are issued and outstanding; (v) 50,000 shares of preferred stock are designated as Series C Non-Voting Convertible Redeemable Preferred Stock, all of which are issued an outstanding and (vi) 5,116 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series D, all of which are issued and outstanding.  As of the date of this Agreement, the Company has not issued any shares of capital stock since September 30, 2009, other than shares of common stock upon exercise of options and other awards granted under the Company’s stock option and incentive plans.

(d)  No Conflicts.  Except as disclosed in the Disclosure Schedule, the issuance and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of any of the organizational or governing documents of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than the Regulatory Approvals.

(e)  Reports.  Since December 31, 2008, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act (all such documents, as supplemented and amended since the time of filing, the “Company SEC Documents”). The Company SEC Documents, including all financial statements and schedules included in the Company SEC

Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act.

(f)  Financial Statements.  The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly the Company’s consolidated financial position at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments and the provisions of Regulation S-X). Since the date of the most recent balance sheet included in the Company Financial Statements, (i) the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is inappropriate, and (ii) there has been no Material Adverse Change.

(g)  No Undisclosed Liabilities.  Neither the Company nor any of its material subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since September 30, 2009 in the ordinary and usual course of business and consistent with past practice, (ii) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the Company SEC Documents, and (iii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(h)  Company Significant Agreements.  Except as disclosed in the Disclosure Schedule, each of the Company Significant Agreements is valid and binding on the Company or its subsidiaries, as applicable, and in full force and effect; the Company and each of its subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and as of the date hereof, neither the Company nor any of its subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.

(i)  Governmental Consents.  Other than the Regulatory Approvals and the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(j)  Controls and Procedures.  The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(k)  Properties and Leases.  The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets that purport to be owned by them, in each case free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, but subject to liens on the assets of the Bank in favor of the Federal Home Loan Bank of San

Francisco or the Federal Reserve Bank of San Francisco, which do not materially affect the value of such properties in the aggregate to the Bank and its subsidiaries considered as one enterprise. The Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such subsidiary under any such leases, or affecting or questioning the rights of such entity to the continued possession of the leased premises, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(l)  Taxes.  (i) Each of the Company and its material subsidiaries has (A) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and (B) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its material subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (iii) there are no material liens for Taxes upon the assets of either the Company or its material subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

(m)  Litigation and Other Proceedings.  There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any of their subsidiaries or to which any of their assets are subject, nor is the Company or any of its subsidiaries subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(n)  Compliance with Laws.  The Company and each of its subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted. The Company and each of its subsidiaries have complied in all respects and are not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, which could reasonably be expected to have a Material Adverse Effect on the Company.

(o)  Insurance.  The Company and each of its material subsidiaries are presently insured, and since December 31, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

(p)  Agreements with Regulatory Agencies.  Except as disclosed in the Disclosure Schedule or pursuant to the TARP Restrictions, neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive of, any Governmental Entity that in a material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business, including compliance with applicable bank secrecy, anti-money laundering and consumer protection laws, regulations and interpretations of any Governmental Entity (a “Regulatory Agreement”).

(q)  Off-Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Company SEC Documents.

(r)  Private Placement.  Assuming the accuracy of each of the representations and warranties set forth in Section 4 , the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(s)  No Integrated Offering.  None of the Company, its subsidiaries, any of its Affiliates, or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) require the registration of the sale, delivery and issuance of any of the Securities under the Securities Act or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provision.

(t)  Sarbanes-Oxley.  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

(u)  Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(v)  Reporting and Listing Requirements.  The Company is in compliance with the reporting requirements of the Exchange Act and with respect to requirements of the OTCBB for continued quotation of the Common Stock thereon. The Company has taken no action designed to, or, to its knowledge, likely to have the effect of, terminating its reporting obligations under the Exchange Act or the quotation of the Common Stock on the OTCBB, nor has the Company received any notification that the Commission or OTCBB is contemplating terminating such reporting obligations or quotation.

(w)  Shell Company Status.  The Company is not, nor has ever been, an issuer of the type described in Rule 144(i)(l) under the Securities Act.

(x)  Use of Proceeds.  The Company intends to use the proceeds from the sale of Securities at the Second Closing, if any, exclusively for the repurchase of the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series D.

Section 4.  Representations and Warranties of Investor.  The Manager, on behalf of itself and each Investor, represents and warrants to the Company as follows:

(a)  Organization and Authority.  The Manager is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)  Authorization.  This Agreement has been duly and validly authorized, executed and delivered by the Manager and constitutes a binding obligation of the Manager enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)  Purchase for Investment.  Each Investor (i) is acquiring its Purchased Shares and its Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any Person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d)  Sufficient Funds.  Each Investor has and will have prior to the applicable Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the Subscription Amount payable hereunder by the Investor.

(e)  Ownership.  As of the close of business on the Business Day immediately preceding the date hereof, each Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth next to the Investor’s name on Schedule 2 and, other than as set forth on Schedule 2, does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) or have the right to vote with respect to any equity securities of the Company.

(f)  No Conflict.  Other than the Regulatory Approvals, the execution, delivery and performance by the Manager of this Agreement and the consummation by it and the Investors of the transactions contemplated hereby will not require any material approval or otherwise violate any statute, order, rule or regulation of any Governmental Entity having jurisdiction over the Investor or any of its properties.

(g)  No Broker.  Neither the Manager nor any Investor has employed any broker or finder in connection with the transactions contemplated by this Agreement.

Section 5.  Deliveries at Closings.

(a)  Company Deliverables.  At each Closing, the Company will deliver to the Manager the following:

(i)  A certificate of a senior officer of the Company on its behalf to the effect that (A) the representations and warranties of the Company in Section 3 are true and correct on and as of the Closing Date as if made on such date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and except, in all cases, as would not result in a Material Adverse Change, (B) the conditions set forth in Sections 7(a)(ii) and (iii), 7(b)(i)-(iv), (vii), (ix) and, with respect to the Second Closing only, Section 7(b)(x), have been satisfied in all material respects and (C) the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(ii)  One or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 6(c)(i) hereof), evidencing the number of Purchased Shares purchased and registered in the name of such Investor; and

(iii)  A Warrant in the form of Exhibit A to this Agreement for the number of shares of Common Stock indicated opposite the Investor’s name on Schedule 1 to this Agreement; and,

at the First Closing only,

(iv)  a copy of resolutions duly adopted by the Boards of Directors of each of the Company and the Bank, and certified by their respective corporate secretaries, taking all corporate actions necessary such that, effective immediately upon the Closing, the Company Board of Directors and the Bank Board of Directors will be reconstituted so that three additional persons designated by the Manager will be appointed to serve on each of the Company’s Board of Directors and the Bank’s Board of Directors until the respective next annual meetings of shareholders as provided in Section 9(o)(i); and

(v)  a copy of the fairness opinion described in Section 7(b)(x).

(b)  Investor Deliverables.  At each Closing, each Investor will deliver to the Company payment of the Investor’s Subscription Amount as set forth in Schedule 1 in United States dollars by means of wire transfers of immediately available funds to an account specified in writing by the Company.

Section 6.  Covenants.

(a)  Regulatory Approvals.  The Company and the Manager will use commercially reasonable best efforts (i) to obtain, as promptly as practicable, all Regulatory Approvals necessary on its part to allow the Company to issue and the Manager to cause the Investors to acquire the Securities that it will or may acquire or control, as the case may be, or to own or control the Purchased Shares, or the Warrant Shares to be issued by the Company or owned or controlled by the Investor following the date hereof, if any, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority and (ii) to satisfy, as promptly as practicable, all TARP Redemption Conditions and to submit all necessary applications or requests within five (5) Business Days after receipt of a written request of the Manager to do so.  In performing its obligations under this Section 6(a), each of the Company and the Manager will cooperate with the other, provide each other with advance notice of and an opportunity to comment to the non-confidential portions of all regulatory filings, applications and support materials, and will provide each other, to the extent reasonably practicable, with advance notice of and an opportunity to participate in any meetings (including telephonic conferences) with any regulatory authorities regarding any such approvals to the extent they do not involve such party’s confidential information.  The Company and the Manager shall, promptly upon receipt of each Regulatory Approval applicable to it, provide written notice to the other party of such receipt.

(b)  Cooperation.  The Company will, and will cause its Affiliates to (i) cooperate with the Manager and use commercially reasonable efforts to take, or cause to be taken, all commercially reasonable actions in order to facilitate the successful consummation of the transactions contemplated hereby, and (ii) assist the Manager in any appearances and proceedings before and consents, approvals, or waivers sought from any Governmental Entity with respect to the consummation of the transactions contemplated hereby, if any.

(c)  Legends.

(i)  The Manager agrees that all certificates or other instruments representing the Securities sold subject to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii)  Upon request of the Manager or an Investor, upon (x) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, or (y) such Investor providing the Company with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144, the Company will promptly cause the legend to be removed from any certificate for any Common Stock to be transferred by such Investor in accordance with the terms of this Agreement.

(iii)  The Manager acknowledges that the Securities have not been, and as of the Closing Date will not be, registered or qualified under the Securities Act or under any state securities laws and each Investor shall not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(d)  Indemnification

(i)  Indemnification Against Loss Due to Inaccuracies in Company’s Representations and Warranties.  The Company indemnifies the Manager and the Investors, and each of their respective affiliates, officers, directors, partners, employees and agents against, and agrees to hold the Manager, Investor and each of their respective affiliates, officers, directors, partners, employees and agents harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) incurred directly or indirectly because (i) any matter that is the subject of a representation and warranty contained herein is not as represented and warranted, (ii) the Company fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against the Company, its subsidiaries, the Investor or its affiliates or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Investor to fulfill its obligations under this Agreement.

(ii)  Indemnification Against Loss Due to Inaccuracies in Investor’s Representations and Warranties.  The Manager indemnifies the Company and its affiliates and each of their respective officers, directors, partners, employees and agents against, and agrees to hold the Company and its affiliates and each of their respective officers, directors, partners, employees and agents harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) incurred directly or indirectly because (i) any matter that is the subject of a representation and warranty contained herein is not as represented and warranted, (ii) Manager fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against Manager, their subsidiaries, the Company or its affiliates or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Company to fulfill its obligations under this Agreement.

(iii) Indemnification Sole Remedy.  From and after the First Closing, the indemnification in Section 6(d)(i) or 6(d)(ii), as the case may be, will be the sole remedy of the injured party because any matter which is the subject of a representation and warranty contained herein is not as represented and warranted, unless resulting from intentional fraud.  Any claim for indemnification must be made not later than 60 days after the first anniversary of the most recent Closing Date, in a written notification to the party from which indemnification is sought which describes in reasonable detail the claim and the facts on which it is based.

(e) Press Releases.  The Company and the Manager shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other parties (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law.

Section 7.  Conditions to Closings.

(a)  The obligations of the Company and of the Manager to cause the Investors to consummate the sale and purchase of the Purchased Shares and the Warrants at a Closing are subject to the fulfillment, prior to or on the applicable Closing Date, of the following conditions:

(i)  The Manager and the Investors shall have obtained all Regulatory Approvals, which shall be in a form and substance reasonably acceptable to the Manager, and any conditions to completion of the transactions contemplated by this Agreement that are set forth therein shall have been satisfied in all respects;

(ii)  No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement; and

(iii) The Company shall have received the written opinion, of a nationally recognized investment banking firm and in a form which are acceptable to Company and the Manager, in their sole discretion, that the terms of the Company’s sale of the Securities under this Agreement are fair to shareholders from a financial point of view.

(b)  The obligations of the Manager to cause the Investors to consummate the purchase of the Purchased Shares and the Warrants at a Closing are subject to the fulfillment, prior to or on the applicable Closing Date, of the following additional conditions:

(i)  The representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) as of the date hereof and at and as of the Closing Date, except for representations and warranties made as of a specific date, which will be made as of such specified date, except, in each case, where the failure of such representations or warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect set forth therein) would not result in a Material Adverse Change;

(ii)  The Company shall have complied in all material respects with its obligations under this Agreement that are required to be complied with at or prior to the Closing;

(iii) Since the date of this Agreement, there shall have been no event, transaction, condition or change that has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Bank;

(iv)  The Company’s Board of Directors shall have formally approved the execution and delivery of this Agreement and the Warrant, and the transactions contemplated therein, including but not limited to the sales of the Securities;

(v)  The Manager shall have completed its due diligence review, including but not limited to its review of the Bank’s assets and such other information and documents as the Manager may choose to examine or review, in its sole discretion, and the findings and results of such review shall be satisfactory to the Manager in its sole discretion;

(vi)  The Company shall have delivered to the Manager a copy of resolutions duly adopted by the Boards or Directors of the Company and the Bank Board of Directors, and certified by their respective corporate secretaries, taking all corporate actions necessary such that, effective immediately upon the First Closing, the Company’s Board of Directors and the Bank’s Board of Directors will be reconstituted so that three persons designated by the Manager will be appointed to serve on each of the Company’s Board of Directors and the Bank’s Board of Directors until the respective next annual meetings of shareholders; provided however, that the Company shall not be required to appoint any such persons to either the Company’s or the Bank’s Board of Directors on the First Closing Date if and to the extent that, as of such date (1) the Manager has not designated any such persons or (2) any such person has not received any required regulatory approval, non-objection or waiver necessary to become a director of the Company or the Bank without a violation of application law;

(vii)  The Company and the Board of Directors shall have taken all action necessary, including amending any agreements and plans and adopting resolutions, to exclude the transactions contemplated by this Agreement from the definition of a “change in control” for any applicable Company Significant Agreement including any employment agreement filed with the SEC pursuant to Item 601 of Regulation S-K;

(viii)  The Company shall have paid to the Manager the fees and expenses as described in Section 9(o);

(ix)  The Company shall have complied with any written request from the Manager to prepare and file any and all applications, requests or filings to necessary to effect the Company’s redemption of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series D; and

(x)  With respect the Second Closing only, the Company shall have satisfied and completed each of the TARP Redemption Conditions.

(c)  The obligations of the Company to consummate the sale of the Securities at the Closing are subject to the fulfillment, prior to or on the applicable Closing Date, of the following additional conditions:

(i)  The representations and warranties of the Investors in Section 4 shall be true and correct (without giving effect to any qualification as to materiality set forth therein) as of the date hereof and at and as of the Closing Date, except for representations and warranties made as of a specific date, which will be made as of such specified date, except, in each case, where the failure of such representations or warranties to be true and correct (without giving effect to any qualification as to materiality set forth therein) would not result in a Material Adverse Change; and

(ii)  The Investors shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing.

Section 8.  Termination.

This Agreement may be terminated at any time prior to the First Closing:

(a) By mutual consent of the Company and the Manager;

(b) By the Manager or by the Company, if, without fault of the terminating party, the First Closing does not occur on or before March 1, 2010;

(c) By the Manager or the Company upon the denial of any Regulatory Approval or if any Regulatory Approval contains conditions or requirements which in the reasonable opinion of the Board of Directors of the Company or of the Manager materially and adversely affects the economic and business benefits to the Company or the Investors of the transactions contemplated by this Agreement;

(d) By the Manager, if any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or if any of the representations and warranties of the Company qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement or if any condition in Section 7(a), (b) or (c) required to be satisfied prior to the First Closing becomes incapable of satisfaction;

(e) By the Company, if any of the representations and warranties of the Manager contained in this Agreement was not complete and accurate in all material respects (or if any of the representations and warranties of the Manager qualified as to materiality or Material Adverse Effect was not true and correct in all respects) on the date of this Agreement on any condition in Section 7(a), (b) or (c) required to be satisfied prior to the First Closing becomes incapable  of satisfaction;

(f) By the Manager following a Material Adverse Change;

(g) By the Manager upon any breach of this Agreement by the Company; or

(h) By the Manager if the Manager determines, in its sole discretion, that the results and findings of its due diligence review, including but not limited to its review of the Bank’s assets and such other information and documents as the Manager may choose to examine or review, in its sole discretion, are or are likely to be unsatisfactory.

Section 9.  Additional Covenants of the Company.

(a)  Reservation for Issuance.  The Company will at all times reserve and keep available, out of its authorized but unissued common stock, a sufficient number of shares of Common Stock to allow the issuance of all the Purchased Shares and the Warrant Shares to each Investor.

(b)  Reports Under the Exchange Act.  With a view to making available to the Investors the benefits of Rule 144 and Section 10, the Company agrees to (i) make and keep public information available, to the extent required by Rule 144, (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Section 13 of the Exchange Act applicable to an issuer required to file reports under Section 15(d) of and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(c)  Notification of Threatened Breach or Failure of Condition and Other Matters.  The Company shall give notice to the Manager promptly of the occurrence of, or the impending or threatened occurrence of, any event prior to the Second Closing that (i) would cause or constitute a breach of any of the Company’s representations, warranties, covenants or agreements set forth in this Agreement, or would cause any such representation or warranty to be misleading, or that might result in the nonfulfillment of any condition to the consummation of the transactions contemplated by this Agreement, or (ii) result in a Material Adverse Effect on the Company or the Bank.  The notice shall describe the circumstances of such event and shall describe the steps being taken to remedy the consequence thereof.

(d)  Interim Reports: Financial Statements.

(i)  The Company shall have a continuing obligation from the date hereof until the Second Closing Date to report to the Manager in writing any material change affecting the representations and warranties or constituting a breach of any covenant set forth in this Agreement; provided that such report shall not relieve the Company of indemnification obligation of the Company or of any condition to the Manager’s obligation to close.

(ii)  The Company shall maintain, and cause the Bank to maintain, its books of account and financial records in accordance with GAAP on a basis consistently applied and in accordance with regulatory accounting practices and requirements and such books of account and financial records will be accurate in all material respects.  The Company shall, and shall cause the Bank to, provide to the Manager as soon as practicable, from the date hereof through the Second Closing (1) copies of all financial statements of and other written information provided to the Board of Directors of the Company and the Bank (or any committee thereof), (2) copies of all reports filed by the Company or the Bank with the Commission, the FRB, the FDIC, the DFI or any other Governmental Authority, to the extent permitted by law, and (3) copies of such other information and reports as the Manager may reasonably request relating to the Company or the Bank.

(e)  Access to Information.  From the date of this Agreement and for so long as the Investors’ Beneficial Ownership of the Company’s Common Stock is equal to 5.0% or more, the Company will, and will cause each of its subsidiaries to, give the Manager and its respective representatives (including, without limitation, officers and employees of the Manager, and counsel, accountants, investment bankers, potential lenders and other professionals retained by the Manager) reasonable access during normal business hours to all of their properties, books and records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding those books and records that under applicable banking or other laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as the Manager may reasonably request, provided that such access shall not be exercised in any way that materially interferes with the business of the Company.  The Manager will, and will cause its representatives to, hold all information received as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Manager or its representatives from a third party which, insofar as the Manager is aware, is not under an obligation to the Company or to a subsidiary to keep the information confidential, (iii) was known to the Manager or its representatives before it was made available to the Manager or its representative by the Company or a subsidiary, or (iv) otherwise is independently developed by the Manager or its representatives.  The Manager will, at the Company’s request made at any time after the termination of this Agreement prior to the First Closing or after the Investors’ Beneficial Ownership is less than 5.0% of the Company’s Common Stock, deliver to the Company all documents and other material obtained by the Investors or their respective representatives from the Company or its subsidiaries in accordance with this Section 9(e) or otherwise in connection with the transactions that are the subject of this Agreement or certify, subject to applicable law, that that material has been destroyed by the Investors.  The Investors acknowledge that they are aware of, and will comply as to the Company with, applicable restrictions on the use of material nonpublic information imposed by the U.S. federal securities laws.  Any examination or investigation made by the Investors, their representatives or any other Persons as contemplated by this Section 9(e) shall not affect any of the representations and warranties hereunder.  In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 9(e) are not sufficient for purposes of the Department of Labor’s “plan assets” regulations, to the extent such plan assets regulation applies to the investment in the Securities, the Investors and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which will satisfy such regulation.

(f)  Conduct of Business Prior to Closing.  From the date of this Agreement until each of the First Closing and Second Closing, except with the consent of the Manager,

(i)            The Company shall, and shall cause the Bank to, conduct its business in the usual, ordinary course, in substantially the same manner as previously conducted, in accordance with applicable law, in such manner as to maintain the business, employees and goodwill of the Bank and as is consistent with sound banking practices;

(ii)           The Company shall, and shall cause the Bank to, maintain, renew, keep in full force and effect and preserve its corporate existence, business organization and material rights, franchises, permits, and licenses and retain its present employee force so that all the foregoing will be available to the Company at and after the Closing Date;

(iii)          The Company shall, and shall cause the Bank to, maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions;

(iv)          The Company shall, and shall cause the Bank to, use commercially reasonable efforts to continue its customer relationships;

(v)           The Company shall not, and shall not permit the Bank to, directly or indirectly (i) declare, pay, or make any dividend or distribution to the holders of the Company’s capital stock or as any subsidiary, except pursuant to the terms of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D or as expressly provided in this Agreement; (ii) call, redeem, exchange for other securities, or otherwise acquire, any shares of the capital stock of the Company or any subsidiary; (iii) sell, issue or otherwise permit to become outstanding any debt or equity securities of the Company or any Subsidiary or any rights or options to acquire or convert into such securities except for employee stock options and shares issued upon the exercise of employee stock options in accordance with their term existing as of the date of this Agreement; (iv) otherwise change in any manner the issued and outstanding capital of the Company or the Bank; or (v) agree to do any of the foregoing; and if the Company takes any action that would require any antidilution adjustment to be made under the Warrant on or after the date of this Agreement, the Company shall make appropriate adjustments such that the Investors will receive the benefit of such transaction as if the Securities to be purchased by the Investors at the Closing had been outstanding as of the date of such action;

(vi)          Except as provided by this Agreement, the Company shall not, and shall not permit the Bank, to change or amend its articles of incorporation or bylaws or to enter into a plan of consolidation, merger, reorganization or share exchange with any Person, or to enter into a letter of intent or agreement in principal to do so;

(vii)         The Company shall not, and shall not permit the Bank, to organize any subsidiary, acquire capital stock or other equity securities of any corporation or acquire equity ownership interest in or the assets of any business, except upon foreclosure of any existing loan or any loan permitted hereunder, or enter into any transactions other than in the ordinary course of business;

(viii)        The Company shall not, and shall cause the Bank not to, except in the ordinary course of business of the Company and the Bank: (i) sell, pledge, encumber, or otherwise dispose of or transfer any loan or lease receivables; (ii) sell, lease, pledge, encumber or otherwise dispose of any fixed assets; or (iii) sell, lease, pledge, encumber or otherwise dispose of or transfer any of its other properties or assets, including without limitation any bonds or other securities;

(ix)           The Company shall not, and shall cause the Bank not to, directly or indirectly terminate or reduce or commit to terminate or reduce any Federal Reserve Bank or Federal Home Loan Bank line of credit or the availability of any funds under any other loan or financing agreement pursuant to which the Bank is a borrower;

(x)            The Company shall not, and shall cause the Bank not to, except in the ordinary course of business: (i) borrow or agree to borrow any money or incur any other liabilities or guarantee the obligations of others (except pursuant to trade letters of credit, acceptance liabilities and endorsements of drafts and other commercial paper in the ordinary course of business and in accordance with prudent practice); (ii) make or purchase loans or extend credit, including in the form of lease financing arrangements, or commit to do the same; (iii) commit to purchase or sell futures or forward contracts, or make any standby contracts or other option arrangements or obligations to purchase or sell option contracts; (iv) make any commitment to purchase foreign currencies or exchange U.S. dollars; (v) issue or commit to issue commercial or standby letters of credit or purchase participations therein; (vi) purchase bankers’ acceptances; (vii) borrow or lend securities; (viii) make or incur any other commitments or Liabilities or incur significant contingencies; (ix) adopt or engage in any funding strategy that is unorthodox or in consistent with past practices; or (x) indemnify or agree to indemnify others or enter into any material commitment or make any material capital expenditures or commitments;

(ix)           The Company shall not, and shall cause the Bank not to, except upon foreclosure or acceptance of a deed in lieu of an existing loan consistent with past practices, acquire or purchase any real property or interest therein (including, but limited to, any leasehold interest in any real property), other than real property or interests therein representing Liens securing loans permitted hereunder;

(x)            The Company shall not, and shall cause the Bank not to, waive, take any action inconsistent with or materially change the Bank’s policies and practices with respect to liquidity management and cash flow planning, asset and liability management, investments, conflicts of interest, internal audit policies and practices, marketing, acceptance of demand and savings and time deposit accounts and certificates, lending, budgeting, profit, and tax planning, personnel policies and practices, electronic data processing, accounting or any other aspects of the operations or business of the Bank;

(xi)           The Company shall not, and shall cause the Bank not to, pay or agree to pay any increases in salary, bonuses or other compensation to any director, officer or employee of the Bank except in the ordinary course of business;

(xii)          The Company shall not, and shall cause the Bank not to, pay or agree to pay any increases under an agreement with any employee, or amend any existing, or enter into any new, employment agreement or adopt any new plan or arrangement of any type, or amend any Plan or arrangement except in the ordinary course of business;

(xiii)                          The Company shall not, and shall cause the Bank not to, violate any applicable law, or relinquish or terminate any rights, licenses, franchises, permits or other authorizations that would have a Material Adverse Effect on the Company;

(xiv)        The Company shall not, and shall cause the Bank not to, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP;

(xv)         Except as otherwise permitted under this Agreement, the Company shall not, and shall cause the Bank not to, enter into, cancel, fail to renew or terminate or take or fail to take any action detrimental the Company’s or the Bank’s rights under any Company Significant Agreement or amend or modify in any material respect any existing Company Significant Agreement; and

(xvi)        The Company shall, and shall cause the Bank to, keep in full force and effect insurance for all property, real, personal and mixed, owned or leased by the Bank and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

(h)  Anti-Dilution Protection; Right to Purchase Additional Securities.  If the Company sells shares of Common Stock or options, warrants or convertible or exchangeable securities that entitle the holder to acquire Common Stock (“Common Stock Derivatives”) to any person other than the Investors or any other affiliate of the Manager, the Company will offer to sell to the Investors provided they collectively own at least 10% of the outstanding Common Stock (including as owned any shares of Common Stock that could be acquired upon the conversion or exercise of a Common Stock Derivatives) (the “Antidilution Qualifying Ownership Interest”), for the same purchase price as that at which it sells shares of Common Stock or Common Stock Derivatives to persons other than Manager or its affiliates (with non-cash consideration valued at its fair market value), a number of shares of Common Stock or Common Stock Derivatives that is the fraction of the total number of shares of Common Stock or Common Stock Derivatives being sold to persons other than the Manager or its affiliates of which (i) the numerator is the number of Shares owned by the Manager and/or its affiliates immediately before the sale to persons other than the Manager and/or its affiliates, and the denominator (including as owned any shares of Common Stock that could be acquired upon the conversion or exercise of a Common Stock Derivatives) (ii) the total number of shares of Common Stock that are outstanding, or are issuable on exercise of unexpired options or warrants, immediately before the sale to persons other than the Manager or its affiliates, provided however, that to the extent that such purchase would require the approval of any Governmental Entity, then the Investors shall be offered a smaller number of such securities so as to avoid of violation of applicable law.  The foregoing notwithstanding, the Investors’ rights under this Section 9(h) shall not apply to sales of Common Stock (i) upon exercise of the Warrants or any options or warrants that are outstanding at the date of this Agreement, (ii) upon exercise, conversion or exchange of Common Stock Derivatives that were issued in transactions that were subject to this Section 9(h) (whether or not the Manager or its affiliates exercises the option given to them under that Section), (iii) to employees, directors or consultants of the Company or its subsidiaries under an incentive plan or program, or as a bonus, that is or has been approved by the Company’s Board of Directors; or (iv) pursuant to the rights offering described in Section 9(r) or the upon the exercise of warrants sold in connection with such rights offering.

(i)  Litigation.  The Company and its subsidiaries shall promptly (and, in any event, not later than the date of release of such information to the public generally) notify the Manager of any litigation or governmental proceeding or investigation pending or threatened against the Company, against any subsidiaries or against any officer, director, key employee, or principal shareholder of the Company or of any subsidiary, that if adversely determined, could have a Material Adverse Effect on its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

(j)  Further Assurances.  The Company shall execute and deliver, and cause the Bank to execute and deliver, such instruments and take such other actions as the Manager may reasonably require in order to carry out the intent of this Agreement

(k)  Change in Control Provisions.  Prior to the Closing, the Company shall have taken all actions necessary to ensure that the transactions contemplated by this Agreement and any Other Securities Purchase Agreement, will not, either individually or in the aggregate, entitle any director or employee to become entitled to any benefit, whether or not terminated after the Closing, as a result of a “change in control” or similar provision under any employment agreement.

(l)  Adverse Actions.  Prior to the Second Closing, the Company will not take or omit to take, or permit the Bank to take or omit to take, any action: (i) that is intended or may reasonably be expected to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Second Closing or (y) any of the conditions to the Second Closing set forth in this Agreement not being satisfied or (ii) take any action or fail to take any action which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement.

(m)  S-3 Eligibility.  As long as any of the Purchased Shares or Warrant Shares are Registerable Securities, the Company shall use its reasonable best efforts to remain eligible to use a resale registration statement on Form S-3 (or any successor form) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, all as otherwise in accord with the obligations of the Company under Section 10.

(n)  Board Representation.

(i) Effective upon the First Closing, subject to satisfaction of the approval or non-objection of any Governmental Entity that may be required by law, agreement or order, the Company will appoint as directors of both the Company and the Bank three (3) persons identified by the Manager (the “Manager Nominees”) and (ii) take such actions as may be required to appoint the Manager Nominees to serve on the Board of Directors of the Company and the Bank and any committees of the Board of Directors of the Company and the Bank as may be requested by the Manager, subject to receipt of any necessary regulatory approvals.  The Company shall not be required to appoint any such persons to either the Company’s or the Bank’s Board of Directors at the First Closing if and to the extent that, as of such date, the Manager has not designated any Manager Nominees, in which case the Company will take such actions as may be required to appoint Manager Nominees within 30 days of the Manager’s notice to the Company, subject to receipt of any necessary regulatory approvals.

(ii)  From the date of this Agreement and for so long as the Investors’ Beneficial Ownership is equal to 25% or more, the Company will be required to (i) elect three persons designated by the Manager to the Board of Directors of the Bank and (ii) nominate and recommend to its shareholders three persons designated by the Manager for election to the Board of Directors of the Company at the Company’s annual meeting of shareholders, subject to the reasonable approval of a board nominating committee if required (such approval not to be unreasonably withheld or delayed).  The Company shall use its reasonable best efforts to cause the three persons designated by the Manager to be elected as directors of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(iii) If the Investors’ Beneficial Ownership is less than 25%, but more than 15% of the outstanding Common Stock, the Manager shall continue to have the rights under Section 9(n)(iii), but only with respect to two (2) directors.  If the Investors’ Beneficial Ownership is less than 15%, but more than 5% of the outstanding Common Stock, the Manager shall continue to have the rights under Section 9(n)(ii), but only with respect to one director.  If the Investors’ Beneficial Ownership is less than 5%, the Manager will have no further rights under Section 9(n)(ii).

(iv) If any such individual ceases to serve as a director of the Company and/or the Bank for any reason, the Company shall cause the vacancy or vacancies created thereby to be filled by an individual designated by the Manager (or by the Company and the Manager jointly, if such individual was selected jointly), subject to the Company’s Board of Directors’ reasonable approval of the qualifications of such designated individual.  If an individual designated by the Manager or jointly designated by the Manager and the Company is nominated by the Company but not elected to the Board of Directors of the Company or the Bank, the Company shall immediately increase the size of such Board of Directors and appoint an individual designated by the Manager or the Manager and the Company jointly, as the case may be, (such individual to be different from the individual who was not elected by the shareholders of the Company) to the Board of Directors of the Company and the Bank, following the procedures set forth in Section 9(o)(i) and (v).

(v)  If an increase in the size of the Board of Directors is required by this Section 9(o) and a corresponding increase to maintain an odd number of directors is required, then the Company and/or the Bank shall make such corresponding increase and such additional directorship shall remain vacant until the next meeting of the shareholders.  No increase in the size of the Board of Directors of the Company or of the Bank shall be required by this Section 9(n) if it would cause the size of the Board of Directors of the Company or of the Bank to exceed the maximum size permitted under the Company’s or the Bank’s articles of incorporation or bylaws or any applicable restrictions arising under the TARP Capital Purchase Program; provided that the Company and/or the Bank, as the case may be, shall use its respective best efforts to amend such articles of incorporation or bylaws to increase the number of directorships necessary to appoint Manager Nominees, including, without limitation, submitting a shareholder proposal to amend the articles of incorporation or bylaws to increase the number of seats shall be submitted to a vote of shareholders at the Company’s next meeting of shareholders.

(vi)  During the 12 months following the First Closing, the Manager (and any successor to Manager or the Investors) shall (1) cause its Manager Nominees to nominate for reelection not less than a majority of the directors serving on each of the Boards of Directors of the Company and the Bank immediately prior to the First Closing; and (2) vote any Common Stock controlled by it to reelect a majority of the directors of the Company serving on the Board of Directors immediately prior to the First Closing except to the extent that the Manager believes, in its sole discretion, that it is necessary to withhold such votes in order to elect or reelect any nominee or director designated by the Manager or based on its fiduciary duties as the General Partner of the Investors.

(vii) The rights of the Manager under this Section 9(o) are in addition to, and not in lieu of, the rights of the Manager under that Stock Purchase Agreement dated as of January 24, 2008 by and between the Manager and the Company.

(o)  Fees and Expenses.  Without regard to whether any Closing occurs, the Company will reimburse the Manager for all reasonable and documented expenses associated with the transaction contemplated by this Agreement, including, but not limited to, legal, auditing, due diligence, consulting, data, travel and telephone, but not to exceed $200,000.  Such reimbursement shall be due upon the earlier of the First Closing or five (5) Business Days after delivery of a written request for payment following any termination of this Agreement prior to the First Closing other than by reason of Manager’s breach or Manager’s termination of this Agreement pursuant to Section 8(h).

(p)  Other Securities Purchase Agreements.  Following the date of this Agreement, the Company shall make available for sale to other accredited investors (as such term is defined the Commission’s Regulation D), who may be identified by either the Company or the Manager, not less than $5,200,000 in Common Stock and warrants to be sold in one or more transaction that are exempt from securities registration pursuant to Section 4(2) of the Securities Act and pursuant to Other Securities Purchase Agreements, which shall be in the same form as, and contain the same terms and conditions as this Agreement, including pricing, except for such modifications and changes to any Other Securities Purchase Agreement are necessary or appropriate to allow for a single closing, or as disclosed to the Investors prior to the execution of this Agreement by the Investors or approved in advance by the Manager, in writing and in its sole discretion, provided however, that no such agreement shall entitle any party to representation on the Board of Directors of the Company or the Bank, provided further, that this provision is not intended to limit or affect any right of an existing investor to purchase any securities of the Company.

(q)  Use of Proceeds.  Prior to transfer of the proceeds from the sale of Securities at the First Closing to the Bank or any other party, the Company shall seek and obtain the consent of the Manager regarding the use of such proceeds, which shall not be unreasonably withheld.  The Company shall use the proceeds from the sale of securities at the Second Closing, if any, exclusively for the repurchase of the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series D.  The Company acknowledges that money damages and/or the indemnification provided hereunder would be both incalculable and insufficient remedies for any breach of this Section 9(q), and that any such breach would cause irreparable harm.  Accordingly, in the event of any breach or threatened breach of this Section 9(q), the Manager and the Investors, in addition to any other remedies available under this Agreement or at law or in equity that they may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

(r)  Rights Offering.  Following the date of this Agreement, but prior to March 30, 2010 or as soon as reasonably practicable thereafter, the Company shall commence a rights offering to holders of its common stock in which each shareholder is offered the right to purchase shares of Common Stock paired with a warrant, each of which shall be substantially in the form of Exhibit A and exercisable for the number of shares purchased by the shareholder, at the price paid by the Investors for their Securities purchased under this Agreement.  The number of shares of Common Stock and warrants to be offered shall be determined by the Board of Directors, but shall conform to the terms and requirements, if any, described in the fairness opinion delivered to the Manger at the First Closing.

Section 10. Registration Rights.

(a) Obligation to Register.

(i)  If the Company proposes to register any of its shares of Common Stock under the Securities Act (other than any registration for the account of the Company of securities issued pursuant to any employee benefit plan or in any acquisition by the Company), the Company will include in such registration all Registrable Securities requested to be so included by the Eligible Holders thereof; provided, however, that if, in the case of an underwritten offering, the managing underwriter informs the Company that the number of shares of Registrable Securities requested to be included in such offering by the Eligible Holders (collectively, the “Requested Investor Shares”) exceeds the amount which can be sold in such offering without adversely affecting the sale price or the distribution of the shares being offered, the Company shall include, first, all of the shares the Company has proposed to register; second, as many of the Requested Investor Shares, chosen pro rata among the Eligible Holders based on the number of Requested Investor Shares, as can be included without adversely affecting such distribution; and, third, any other shares of Common Stock proposed to be included in such offering.  With respect to terms and conditions not provided for in this paragraph or in this Section 10, the “piggyback” rights provided for in this paragraph are intended to be on customary terms.  As used herein (i) “Eligible Holders” shall mean the Investors, as long as they holds Registrable Securities representing, in the aggregate, not less than 10% of the outstanding Common Stock of the Company, and any Permitted Assignee, and (ii) “Permitted Assignee” shall mean a holder of Registrable Securities representing not less than 10% of the issued and outstanding Common Stock of the Company.

(ii) At the written request of the Manager on behalf of the Investors, the Company will file with the Commission as promptly as practicable a registration statement (“Registration Statement”) under the Securities Act registering for sale by the Investors and any Eligible Holder of any Registrable Securities, provided however, that the Company shall not be obligated to filed more than three Registration Statements pursuant to this Section 10(a)(ii).  The Company will do all things reasonably within its control to cause the Registration Statement to become effective not later than six months following the receipt of Manager’s written request and to remain effective until the time when all the Registrable Securities that are the subject of the Registration Statement (x) have been sold in transactions involving public offerings, or (y) are eligible to be sold under Commission Rule 144(k).  Notwithstanding the foregoing, the demand registration rights provided by this Section 10(a)(ii) shall expire if Investors and any other Eligible Holder shall have been given the opportunity to piggy-back all Registrable Securities under a Registration Statement filed under Section 10(a)(ii).

(iii) At any time when there is an effective automatic shelf registration statement of the Company (as that term is used in Rule 405 under the Securities Act) under which the Eligible Holders may sell all the Registrable Securities, the Company will not be required to comply with the provisions of Section 10(a)(i) or (i), but the Company will be required to comply with the remaining provisions of this Section 10, including the provisions of Section 10(c) requiring the incorporation of information in a prospectus supplement and the Company will file any other prospectus supplement, and pay any filing fee, that may be reasonably requested by any Eligible Holder in connection with a particular sale of Registrable Securities by that Eligible Holder.

(b)  Procedures.

(i)  The Company will keep the Eligible Holders advised in writing as to the initiation of any registration described in Section 10(a) and as to the completion thereof.  The Company will (1) prepare and file the Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective and remain effective within six months of the date on which Company initially proposes to sell shares under Section 10(a)(i) or Manager on behalf of the Investors demands registration under Section 10(a)(ii) and until all shares covered thereby have been sold; (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 10(a)(ii) above; (3) furnish to each Eligible Holder, promptly after it is filed with the Commission, such number of copies of the Registration Statement filed in accordance with Section 10(a) and of each amendment or supplement to that registration statement, in each case, including exhibits, and the Company will provide to each Eligible Holder of which the Company has notice such number of copies of the final prospectus included in that registration statement, and each amendment or supplement to it, as are reasonably requested by the Eligible Holder to enable it to sell the Registrable Securities that it holds; and (4) cause all Registrable Securities registered pursuant to this Section 10 to be listed, to the extent they are not already listed, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

(ii)  The Company will use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement relating to Registrable Securities, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment.

(iii)  The Company will provide to each Eligible Holder, any underwriter participating in any disposition pursuant to a registration statement relating to Registrable Securities, and any attorney, accountant or other agent or representative retained by such Investor or any such underwriter (collectively, the “Inspectors”), access to all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) that is reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement, provided that such Eligible Holder and each such Inspector has entered into a customary confidentiality agreement with respect to such Records.

(iv)  The Eligible Holder will, at the request of the Company, suspend all sales of Registrable Securities during any period when there has been an event, as a result of which the Registration Statement, any prospectus or prospectus supplement constituting a part thereof, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they are made or the Company otherwise is in possession of material information that would be required to be included in a Registration Statement but that the Company deems it advisable not to disclose in a Registration Statement.  The Company further agrees that any period in which sales, transfers or dispositions must be suspended as a result of a circumstance referred to in the preceding sentence shall not exceed 60 days, and shall not exceed 105 days in the aggregate over any 12-month period.

(c)  Underwritten Offering.  If an Eligible Holder so elects, the offering of all or part of such Eligible Holder’s Registrable Securities pursuant to Section 10(a)(ii) shall be in the form of an underwritten offering and such Eligible Holder shall have the right to select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that such managing underwriters and additional investment bankers must be reasonably satisfactory to the Company.  If Registrable Securities that are the subject of the registration statement filed in accordance with Section 10(a) are to be sold in an underwritten offering, the Company will (i) file any prospectus supplement or amendment that is required to permit the Registrable Securities to be sold in an underwritten offering and promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or counsel to the applicable Eligible Holder reasonably requests to be included therein and (ii) enter into and perform its obligations under a customary underwriting agreement relating to that underwritten offering, which will contain customary representations, warranties, provisions regarding allocations of expenses, closing conditions and indemnities.  The Company will cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(d)  Current Information.  Until all the Registrable Securities have been sold in transactions registered under the Securities Act or in transactions made in accordance with Rule 144 under the Securities Act, the Company will keep current all the filings it is required to make with the Commission that are necessary in order to permit holders of Registrable Securities to sell such Registrable Securities under any registration statement filed in accordance with Section 10(a).

(e)  Indemnification.

(i) The Company will indemnify and hold harmless each Eligible Holder and each officer, director, partner, employee and agent of each Eligible Holder, and each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or of Section 20(a) of the Exchange Act), against any losses, liabilities, claims, damages or expenses (including, but not limited to, attorneys’ fees and expenses and costs of investigation) arising out of, or based upon, any actual or alleged untrue statements, or omissions of statements necessary in order to make the statements therein not misleading, in the registration statement filed in accordance with Section 10(a) or any other registration statement relating to sales of Registrable Securities by Eligible Holders, any prospectus included in such a registration statement (as from time to time amended or supplemented), any amendment or supplement to any such registration statement or prospectus or any application or related document filed in any jurisdiction in order to qualify Registrable Securities under the securities laws of that jurisdiction which was executed by the Company or based upon written information furnished by the Company, unless the statement or omission is with respect to an Eligible Holder and was made in reliance upon and in conformity with written information furnished to the Company by that Eligible Holder.  The Company also agrees to indemnify any underwriters of securities, their officers, directors, partners, employees and agents and each person who controls such underwriters on substantially the same basis as the Company agrees to indemnify Eligible Holders under this Section 10(e)(i).

(ii)  Each holder of Registrable Securities which are the subject of a registration statement filed by the Company will indemnify and hold harmless the Company, each director, officer, employee and agent of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent the Company agrees in Section 10(e)(i) to indemnify and hold harmless each Eligible Holder, but only with respect to statements or omissions with respect to the holder that were made in reliance upon and in conformity with written information furnished to the Company by the holder expressly for inclusion in the registration statement, prospectus, amendment, supplement or application, as the case may be; provided, that the obligation of the a holder of Registrable Securities under this Section 10(e)(ii) will be limited to the proceeds received by the holder from the sale of Registrable Securities which are the subject of the registration statement filed in accordance with Section 10(a).

(iii) If an action is brought against a person entitled to indemnification under Section 10(e)(i) or (ii) (an “Indemnified Person”) in respect of which that person may seek indemnification, the Indemnified Person will promptly notify all the parties against whom indemnification may be sought (the “Indemnifying Parties”) in writing of the institution of the action (but failure to give the notice will not relieve the

Indemnifying Parties from any liability they may have other than under this Section 10(e)), and the Indemnifying Parties will be entitled to, and at the request of an Indemnified Person the Indemnifying Parties will, assume the defense of the action on behalf of the Indemnified Parties (or the requesting Indemnified Person), with counsel selected by the Indemnifying Parties who are reasonably satisfactory to the Indemnified Parties (or the requesting Indemnified Person), which counsel will not, without the consent of all the Indemnified Parties, be counsel to any of the Indemnifying Parties.  Any Indemnified Person may employ its own additional counsel with regard to an action, but if one or more Indemnifying Parties assumes the defense of the action, the Indemnifying Parties will not be responsible for the fees and expenses of additional counsel employed by an Indemnified Person unless (1) the Indemnifying Parties and the Indemnified Person shall have mutually agreed in writing that the Indemnifying Parties will pay the fees and expenses of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Person and an Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them.  An Indemnifying Party will not be liable for any settlement of a claim or action effected without its written consent, which consent will not be unreasonably withheld or delayed.  An Indemnifying Party will not, without the prior written consent of each Indemnified Person that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in any action, in respect of which indemnity may be sought under this Section (whether or not any Indemnified Person is a party to the action), unless the settlement, compromise or judgment includes an unconditional release of each Indemnified Person from all liability in respect of the action.

(iv) The indemnity and contribution agreements contained in this Section 10 shall remain operative and in full force and effect regardless of (a) any termination of this Agreement or any underwriting agreement, (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (c) the consummation of the sale or successive resales of the Registrable Securities.

(f) Registration Expenses.  In connection with the registration of the Registrable Securities under Section 10(a), the Company shall pay the following reasonable expenses (“Registration Expenses”) incurred in connection with such registration:  (a) registration and filing fees with the Commission, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), (c) printing expenses, (d) fees and expenses incurred in connection with the listing of the Securities, (e) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (f) the fees and expenses of any additional experts retained by the Company in connection with such registration and (g) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. and fees and expenses of any “qualified independent underwriter”.  In the case of a demand registration under Section 10(a)(ii), one-half of the Registration Expenses shall be paid by the Company and one-half by the Eligible Holders selling Registrable Securities in the offering.  Each Eligible Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of such Investor, including its counsel fees, accountant fees and expenses (“Selling Expenses”).  The Company shall pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

(g)  Transferred Shares.  If any holder transfers Purchased Shares in a transaction which does not cause the transferred Purchased Shares to be salable without registration under the Securities Act and without limitation as to the manner of sale or the number of shares that can be sold in any time period, the person to whom the Purchased Shares are transferred, if an Eligible Holder, will be entitled to the benefits of this Section 10 if (i) the Company is notified about the transfer and provided with the name, address and social security or employer identification number of the person to whom the Purchased Shares are transferred, and (ii) the person to whom the Purchased Shares are transferred delivers to the Company a written agreement to be bound by this Section 10 (including Section 10(e)(ii)) to the same extent as an Investor who executed this Agreement.  If a holder transfers Purchased Shares to a person who does not become entitled to the benefits of this Agreement as provided in the preceding sentence, the transferred Purchased Shares will cease being entitled to the benefits of this Section 10, and may be removed from the registration statement filed under Section 10(a).

Section 11.  Notices.  All notices, communications and deliveries required or permitted by this Agreement will be made in writing signed by the party making the same, will specify the Section of this Agreement pursuant to which it is given or being made and will be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a) if to the Company, at:

Mission Community Bancorp
581 Higuera Street
San Luis Obispo, CA 93401
Attn: Anita M. Robinson, President and Chief Executive Officer

with a copy (which will not constitute notice) to:

King, Holmes, Paterno and Berliner
1900 Avenue of The Stars, Twenty-Fifth Floor
Los Angeles, California 90067-4506
Attn: Keith Holmes, Esq.
Fax: (310) 282-8903

(b) if to any Investor, at:

c/o Carpenter Fund Manager GP, LLC
5 Park Plaza, Suite 950
Irvine, CA 92614
Attn: Robert E. Sjogren, General Counsel
Fax: (949) 261-0880

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
Three Embarcadero Center
San Francisco, CA 94111
Attn: James M. Rockett, Esq.
Tel: (415) 393-2000
Fax: (415) 393-2286

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 12. If notice is given pursuant to this Section 12 of any assignment to a permitted successor or assign of a party hereto, the notice will be given as set forth above to such successor or permitted assign of such party.

Section 12.  Assignment.  This Agreement may not be assigned by any Investor without the advance written consent of the Company which shall be granted to without in the sole discretion of the Company, and any purported assignment shall be null and void in the absence of such consent, provided however that no such consent shall be required for an assignment resulting from merger or operation of law. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 13.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 14.  Governing Law; Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA FOR THE CENTERAL DISTRICT OF CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 15.  Severability.  If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 16.  Expenses.  Except as set forth herein, each of the Company and the Investor will pay its respective fees and expenses related to the transactions contemplated by this Agreement.

Section 17.  Miscellaneous.

(a)  Construction.

(i)  the word “or” will not be exclusive;

(ii)  inclusion of items in a list will not be deemed to exclude other terms of similar import;

(iii)  all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

(iv)  the word “include” and its correlatives means to include without limitation;

(v)  terms that imply gender will include all genders;

(vi)  defined terms will have their meanings in the plural and singular case;

(vii)  references to Sections, Schedules, Annexes and Exhibits are to the Sections, Schedules, Annexes and Exhibits to this Agreement;

(viii)  financial terms that are not otherwise defined have the meanings ascribed to them under United States generally accepted accounting principles as of the date of this Agreement;

(ix)  the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

(x)  the headings in this Agreement are for purposes of reference only and will not limit or otherwise affect the meaning of this Agreement.

(b)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MISSION COMMUNITY BANCORP

By:	/s/ Anita M. Robinson
Anita M. Robinson,
President and Chief Executive Officer

CARPENTER FUND MANAGER GP, LLC,
ON BEHALF OF, AND AS THE GENERAL PARTNER OF:
CARPENTER COMMUNITY BANCFUND, L.P., CARPENTER
COMMUNITY BANCFUND-A, L.P. AND CARPENTER
COMMUNITY BANCFUND-CA, L.P.

By:	/s/ Edward J. Carpenter
Name:	Edward J. Carpenter
Title:	Managing Member

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Schedule 1

First Closing:

Investor	Number of Purchased Shares	Number of Warrant Shares	Aggregate Purchase Price for the Securities (Subscription Price)

Carpenter Community
BancFund, L.P.	65,078	65,078	$325,390.00

Carpenter Community
BancFund-A, L.P	1,851,668	1,851,668	$9,258,340.00

Carpenter Community
BancFund-CA, L.P.	83,254	83,254	$416,270.00

Total:	2,000,000	2,000,000	$10,000,000.00

Second Closing:

Investor	Number of Purchased Shares	Number of Warrant Shares	Aggregate Purchase Price for the Securities (Subscription Price)

Carpenter Community
BancFund, L.P.	33,841	33,841	$169,205.00

Carpenter Community
BancFund-A, L.P	962,867	962,867	$4,814,335.00

Carpenter Community
BancFund-CA, L.P.	43,292	43,292	$216,460.00

Total:	1,040,000	1,040,000	$5,200,000.00

Schedule 2

Investor	Number of shares of Common Stock owned

Carpenter Community
BancFund, L.P.	13,820

Carpenter Community
BancFund-A, L.P	309,225

Carpenter Community
BancFund-CA, L.P.	10,289